Exhibit 10.64

             FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This Agreement, made and entered into on this 31st day of December, 1996, and made effective as of January
1, 1997 (the "Effective Date"), by and among Enron Corp.
("Enron"), Enron Capital Trade & Resources Corp. ("ECT"), and Jeffrey K Skilling ("Employee"), is an amendment to that certain Employment Agreement between ECT and Employee, effective January 1, 1996 (the "Employment
Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement, and provide for assignment of the Employment
Agreement to Enron;

     NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

1.   Assignment.  The parties agree that the Employment
Agreement is assigned to Enron as of the Effective Date, whereupon Employee shall become an employee of Enron.

2. Duties. Section 1.2 of the Employment Agreement is amended to reflect that as an employee of Enron, Employee shall serve in the position of Chairman and Chief
Executive Officer of ECT. In addition to the duties provided for in Section 1.2 of the Employment Agreement, Employee shall be employed by Enron in the position of President and Chief Operating Officer.

3. Base Salary. Section 2.1 is amended to provide that as of the Effective Date, Employee's monthly base salary during the Term shall be Sixty Two Thousand Five
Hundred Dollars ($62,500.00).

4. Incentive Compensation. Employee shall participate in Enron's Long Term Incentive Plan. For calendar year
1997, Employee shall be granted an award of Nine Hundred
Sixty Thousand (960,000) Performance Units under the
Enron Corp. Performance Unit Plan.  Effective December
31, 1996, Employee shall be granted an award of Options to purchase one hundred eleven thousand six hundred thirty (111,630) shares of Enron Corp. common stock under the Enron Corp. 1991 Stock Plan (As Amended and Restated
Effective May, 1994)(the "Enron Stock Plan").

5.   Amendment of Grant Agreement.  On August 29, 1994,
Enron and Employee entered into an agreement, which was subsequently amended to change the vesting provisions by the First Amendment thereto, pursuant to which (the
"Grant Agreement") Employee was granted the option to acquire 500,000 shares of Enron common stock subject to terms and Provisions of the Enron Stock Plan. The Grant
Agreement is amended to provide that under Paragraph A thereof, all provisions pertaining to vesting of the Grant are deleted in their entirety and replaced with the following:


     "Assuming your continuous employment with Enron or an Affiliate, this Grant will become vested and will be exercisable after vesting until canceled according to the provisions of this Grant Agreement as follows:

     May 1, 1997             166,666 Options
     May 1, 1998             An Additional 166,667 Options
     May 1, 1999             An Additional 166,667 Options"

6. Acceptance of New Position and Title. Employee agrees that his enhanced position and job title resulting from this Agreement are satisfactory to Employee as referenced in Section 2.5 of the Employment Agreement.

7.   This Agreement is an amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   ENRON CAPITAL TRADE AND
ENRON CORP.                             RESOURCES CORP.


By:  KENNETH L. LAY                By:  PEGGY B. MENCHACA
Title:                             Title:  Vice President
                                           & Secretary



JEFFREY K. SKILLING


JEFFREY K. SKILLING